UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Furmanite Corporation (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

FURMANITE CORPORATION
10370 Richmond Avenue, Suite 600
Houston, TX 77042
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held [ ]
To the Stockholders of Furmanite Corporation:
Notice is hereby given that the 2015 Annual Meeting of Stockholders of Furmanite Corporation, a Delaware corporation (“Furmanite” or the “Company”), will be held at [ ] at 9:30 a.m. Central Daylight Time on [ ], [ ], 2015 (the “Annual Meeting”) to consider and vote on the following matters:

(1)	The election of five (5) directors to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

(2)	The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers;

(3)	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(4)	To consider and act upon any other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on [ ] , 2015, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Holders of shares of our common stock as of the record date are entitled to one vote, in person or by proxy, for each share of common stock owned by such holder as of such date on all matters properly brought before the Annual Meeting or at any adjournments or postponements thereof.

Please note that Mustang Capital Management, LLC has notified Furmanite that it intends to nominate four candidates for election as directors to the Company’s Board of Directors at the Annual Meeting in opposition to the nominees recommended by the Furmanite Board of Directors. You may receive solicitation materials from Mustang Capital, including proxy statements and proxy cards. Furmanite is not responsible for the accuracy of any information provided by or relating to Mustang Capital or its nominees contained in solicitation materials filed or disseminated by or on behalf of Mustang Capital or any other statements Mustang Capital may make.

The Board of Directors does not endorse any Mustang Capital nominee and unanimously recommends that you vote on the GOLD proxy card or voting instruction form “FOR” the election of each nominee proposed by the Board of Directors: Sangwoo Ahn, Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph Patitucci, to serve as directors of Furmanite until our 2016 Annual Meeting of until their successors are duly elected and qualified.

The Board of Directors strongly urges you not to sign or return a white proxy card sent to you by Mustang Capital. If you have previously submitted a proxy card sent to you by Mustang Capital, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed GOLD proxy card. Only the latest validly executed proxy that you submit will be counted.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to submit the GOLD proxy card or use the method of Internet or phone voting described on the GOLD proxy card as soon as possible so that your voice is heard on these proposals. If you are a registered stockholder, you may vote your shares via the Internet, via a toll-free telephone number, by mail or in person at the Annual Meeting. If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (the stockholder of record). The voting instructions will provide details regarding how to vote these shares.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the telephone numbers or address set forth below:
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500, or Toll-Free (800) 322-2885

By Order of the Board of Directors,

Robert S. Muff Chief Financial Officer and Chief Administrative Officer
Houston, Texas
[ ], 2015

FURMANITE CORPORATION
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD [ ], 2015
QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND
RELATED INFORMATION

What is the purpose of the Annual Meeting?

At Furmanite Corporation’s (the “Company” or “Furmanite”) 2015 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”), stockholders will consider and vote upon the following proposals:

•
The election of five (5) directors to serve on the Company’s Board of Directors (the “Board”) until the 2016 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified (“Proposal 1”).

•	The approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement (“Proposal 2”).

•	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 3”).

Why am I receiving this Proxy Statement?

The Company is delivering these proxy materials to you in connection with the solicitation of proxies by and on behalf of your Board, for use at the Annual Meeting, which will take place on [ ], 2015, and at any adjournments and postponements thereof. This proxy statement is intended to assist you in making an informed vote on the proposals described in this proxy statement. This proxy statement and the accompanying GOLD proxy card and other materials are first being mailed on or about [ ], 2015 in connection with the solicitation of proxies on behalf of your Board.

Has the Company been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Mustang Capital Management, LLC, has notified the Company of its intention to propose four (4) alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board. The Mustang Capital nominees have NOT been endorsed by your Board, and your Board unanimously recommends a vote FOR each of your Board’s nominees for director on the enclosed GOLD proxy card accompanying this proxy statement. The Board strongly urges you NOT to sign or return any white proxy card sent to you by Mustang Capital. If you have previously submitted a white proxy card sent to you by Mustang Capital, you can revoke that proxy by voting for your Board’s nominees and the other matters to be voted on at the Annual Meeting by using the enclosed GOLD proxy card.

What are the recommendations of your Board?

Your Board unanimously recommends that you vote your shares on your GOLD proxy card as follows:

•	FOR the election of the directors nominated herein (Proposal 1);

•	FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal 2); and

•	FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 3).

Your Board strongly urges you not to sign or return any white proxy card sent to you by Mustang Capital.

Who is entitled to vote and how many votes do I have?

Stockholders of record of the Company’s common stock, no par value, as of the close of business on [ ], 2015 (the “Record Date”) will be entitled to vote. At the close of business on the Record Date, [ ] shares of the Company’s common stock, sometimes referred to in this proxy statement as “shares,” were outstanding. Each share is entitled to one vote on each matter to be presented at the Annual Meeting.

Who can attend the Annual Meeting?

The Company permits only stockholders who owned shares as of the Record Date, or their duly appointed proxies, to attend the Annual Meeting. If you hold your shares through a broker, bank or other record owner, the Company will not admit you to the Annual Meeting unless you bring a legal proxy or a copy of a statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of the Record Date. Additionally, in order to be admitted to the Annual Meeting, all stockholders must bring a driver’s license, passport or other form of government-issued identification to verify their identities.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification, such as a driver’s license, passport or other form of government-issued identification. Even if you plan to attend the Annual Meeting, the Company recommends that you submit a proxy using the GOLD proxy card with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted in person by you only if you obtain a valid legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy in favor of your Board’s recommendations via the Internet or by telephone by following the instructions on the GOLD proxy card, or by completing and mailing the GOLD proxy card in the enclosed pre-paid envelope. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone, or you may mail your voting instruction form and accompanying GOLD proxy card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

How will my shares be voted if I submit a GOLD proxy card but do not specify how I want to vote?

If you do not specify on your GOLD proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, your shares will be voted:

•	FOR Proposal 1 (the election of the Company’s director nominees);

•	FOR Proposal 2 (the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers); and

•	FOR Proposal 3 (the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015).

As of the date of this proxy statement, your Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the GOLD proxy card (Robert S. Muff and [ ], the Company’s management proxies) to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

What should I do if I receive a white proxy card from Mustang Capital?

Mustang Capital has notified the Company that it intends to nominate four (4) alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board. If Mustang Capital proceeds with its alternative nominations, you may receive proxy solicitation materials from Mustang Capital, including an opposition proxy statement and a white proxy card. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Mustang Capital or any other statements that it may otherwise make. Your Board does not endorse the Mustang Capital nominees and unanimously recommends that you disregard any white proxy card or solicitation materials that may be sent to you by Mustang Capital. Voting to “withhold” with respect to any Mustang Capital nominee on a white proxy card sent to you by Mustang Capital, even as a protest vote, is not the same as voting for your Board’s nominees because a vote to “withhold” with respect to any Mustang Capital nominee on its white proxy card will revoke any GOLD proxy you previously submitted voting FOR your Board’ nominees. If you have already voted using the white proxy card, you have every right to change your vote by executing and returning the enclosed GOLD proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed GOLD proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call the Company’s proxy solicitor, MacKenzie Partners, toll-free, at (800) 322-2885 or by email at Furmanite@mackenziepartners.com.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with its transfer agent, American Stock Transfer & Trust Co., you are the “stockholder of record” of those shares and these proxy materials have been provided directly to you by the Company. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid legal proxy from your broker, bank or other nominee (contact your financial institution for details). Given the contested nature of the election, brokers will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them to vote. Your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank or other nominee regarding how to vote your shares. Please instruct your broker, bank or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed GOLD proxy card or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

What should I do if I receive more than one GOLD proxy card or other set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, you will receive a GOLD proxy card for each account. Please sign, date and return all GOLD proxy cards you receive from the Company. If you choose to vote by phone or via the Internet, please vote once for each GOLD proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will be voted.

If Mustang Capital proceeds with its previously announced alternative nominations, you will likely receive multiple mailings from Mustang Capital, and the Company will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have the Company’s latest proxy information and materials to vote. The Company will send you a new GOLD proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by your Board, then you should only submit the GOLD proxy cards.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by:

•	executing and submitting a valid GOLD proxy card bearing a later date;

•	delivering a written notice to the Secretary of the Company, mailed to Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042;

•	revoting your shares by telephone or on the Internet; or

•	attending the Annual Meeting and voting in person.

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

If you have previously signed a white proxy card sent to you by Mustang Capital, you may change your vote by marking, signing, dating and returning the enclosed GOLD proxy card in the accompanying pre-paid envelope or by voting by telephone or via the Internet by following the instructions on your GOLD proxy card. Submitting a later Mustang Capital white proxy card, even to “WITHHOLD”, with respect to the Mustang capital nominees will revoke votes you have made via the Company’s GOLD proxy card. Only the latest validly executed proxy that you submit will be counted.

Can I vote in person at the Annual Meeting even if I previously granted a proxy?

Yes. However, attendance at the Annual Meeting alone will not result in the revocation of your proxy unless you affirmatively indicate at the Annual Meeting that you intend to vote your shares in person. Even if you plan to attend the Annual Meeting in person, the Company recommends that you also submit your GOLD proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

What constitutes a “quorum” for the transaction of business at the Annual Meeting?

The presence, in person or by proxy, of a majority of the shares of common stock outstanding as of the Record Date constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes (if any, as defined below) will be counted for the purpose of determining the existence of a quorum.

What is a broker non-vote?

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. Under the New York Stock Exchange (the “NYSE”) rules, “non-routine” matters include the election of directors (Proposal 1) and the vote, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal 2). Given the contested nature of the meeting and the delivery to brokers of competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee to vote your shares if you want your vote to be counted at the Annual Meeting.

What is the voting requirement for each of the proposals?

Director Elections

The Company’s By-laws provide that directors are elected by a plurality of the votes cast. This means that the five director nominees who receive the highest number of votes in favor of his or her election at the Annual Meeting will be elected to the Board. A properly executed GOLD proxy card marked WITHHOLD with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting but will not be considered to have been voted for or against the director nominee. Withhold votes and broker non-votes will have no effect on the outcome of the election of directors except, in the case of withhold votes, to the extent they revoke earlier dated proxy cards.

Say-on-Pay and Auditor Ratification

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2 (approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers) and Proposal 3 (ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015).

Broker non-votes and abstentions will have no effect on the proposals as brokers are not entitled to exercise discretionary authority under stock exchange rules with respect to contested matters in the absence of voting instructions from the beneficial owner. While the results of the vote on Proposals 2 and 3 are not binding on the Company, your Board will consider the outcome of the vote on each proposal in making future determinations regarding the subject matter of those proposals.

Who will count the votes?

Votes will be counted by an independent inspector of election appointed for the Annual Meeting by the chairman of the Annual Meeting.

Who pays for the Company’s solicitation of proxies?

The Company is paying the costs of preparing, assembling, printing, mailing and distributing these proxy materials, as well as the costs of this proxy solicitation on behalf of your Board. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. After the proxy solicitation materials become available to stockholders, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company has retained MacKenzie Partners for an approximate fee of $[ ] plus expense reimbursement to assist in proxy solicitation activities. MacKenzie Partners expects that approximately 30 of its employees will assist in the solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. The Company’s aggregate expenses, including those of MacKenzie Partners, related to the Company’s solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the potential proxy contest, and excluding salaries and wages of its regular employees, are expected to be approximately $[ ], of which approximately $[ ] has been spent to date.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email or otherwise by directors, officers and other employees of the Company, but the Company will not additionally compensate its directors, officers or other employees for these services. Annex A sets forth information relating to certain of the Company’s directors, officers and employees who are considered “participants” in the Company’s solicitation under the rules of the U.S. Securities and Exchange Commission (the “SEC”) by reason of their position as directors of the Company or because they may be soliciting proxies on the Company’s behalf.

How can I find out the results of the voting at the Annual Meeting?

The Company will report voting results in a filing with the SEC on Form 8-K subsequent to the Annual Meeting.

May I propose actions for consideration or submit candidates for consideration for nomination to serve as directors at next year’s Annual Meeting?

To be considered for inclusion in the proxy materials for the Furmanite 2016 Annual Meeting of Stockholders, your proposal must be received by the Secretary of the Company at 10370 Richmond Avenue, Suite 600, Houston, Texas 77042 by the close of business on [ ]. If the date of such meeting is changed by more than 30 days from [ ], the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

What is “householding” and how does it work?

The SEC’s “householding” rules permit the Company to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Furmanite Corporation, Attention: Secretary, addressed to Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042, or by calling the Company’s Investor Relations Department at 713-634-7777. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Company by calling or writing to the Company at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the Notice of Annual Meeting and Proxy Statement to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement, now or in the future, you may contact the Company at the address or telephone number above and you will promptly be sent a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Notice of Annual Meeting and Proxy Statement and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

BACKGROUND OF THE SOLICITATION

Periodically, members of the Company’s management have been contacted by affiliates of Mustang Capital and have engaged in discussions regarding the Company’s business and operations.

On November 25, 2014, Mustang Capital submitted a notice to the Company stating that Mustang Capital intended to propose four candidates for election to the Board at the Annual Meeting.

On December 1, 2014, the Company sent Mustang Capital a letter acknowledging receipt of the nomination materials.

On December 4, 2014, Mustang Capital publicly announced that it had submitted nomination materials and announcing its intention to conduct a proxy solicitation with respect to the Annual Meeting.

On February 26, 2015, Mustang Capital publicly announced that it has modified its previously announced selections for two of the four candidates that it intends to nominate for election to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to all persons who are known by Furmanite to be the beneficial owner of more than five percent of the outstanding common stock as of the dates indicated below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Percent of Class**
FMR LLC (1)	2,702,591	7.2%
245 Summer Street
Boston, MA 02210

Ariel Investments, LLC (2)	2,675,316	7.1%
200 E. Randolph Street, Suite 2900
Chicago, IL 60601

BlackRock, Inc. (3)	2,622,632	7.0%
40 East 52nd Street
New York, NY 10022

*
Pursuant to SEC rules, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days.

**	Based on [ ] shares of the Company’s common stock issued and outstanding as of [ ], 2015.

(1)
FMR LLC reported sole voting power with respect to 2,558,578 shares and sole dispositive power with respect to 2,702,591 shares in the Schedule 13G/A filed by such stockholder with the SEC on February 13, 2015 pursuant to the Securities Exchange Act of 1934, as amended ( the “Exchange Act”).

(2)
Ariel Investments, LLC reported sole voting power with respect to 1,850,960 shares and sole dispositive power with respect to 2,675,316 shares in the Schedule 13G/A filed by such stockholder with the SEC on February 13, 2015 pursuant to the Securities Exchange Act of 1934, as amended ( the “Exchange Act”).

(3)
BlackRock, Inc. reported sole voting power with respect to 2,462,884 shares and sole dispositive power with respect to 2,622,632 shares in the Schedule 13G/A filed by such stockholder with the SEC on January 29, 2015 pursuant to the Securities Exchange Act of 1934, as amended ( the “Exchange Act”).

Security Ownership of Management
The following table sets forth information as of [ ], 2015 with respect to shares of common stock beneficially owned by (a) each of the directors and nominees for director; (b) each of the Company’s executive officers; and (c) all of the directors and executive officers as a group. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.

Name		Amount and Nature of Beneficial Ownership(1)		Percent of Class**
Sangwoo Ahn		460,669	(4)	1.2%
Presiding Non-Executive Director and Chairman

Kathleen G. Cochran		15,000	(7)	*
Director

Charles R. Cox (8)		724,637	(2)(3)	1.9%
Former Chief Executive Officer

William F. Fry		40,952	(2)	*
General Counsel and Secretary

Kevin R. Jost		66,400	(5)	*
Director

Joseph E. Milliron		249,237	(2)(3)	*
Chief Executive Officer and President

Robert S. Muff		76,925	(2)(3)	*
Chief Financial Officer and Chief Administrative Officer

Ralph Patitucci		41,000	(6)	*
Director

All Directors and Executive Officers as a group (8 persons)	Common Stock	1,674,820		4.4%

*	Less than one percent.

**	Based on [ ] shares of the Company’s common stock issued and outstanding as of [ ], 2015.

(1)
Shares listed include those beneficially owned as determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the beneficial owner has sole dispositive and voting power with respect to all shares indicated.

(2)
Includes 205,223, 14,250, 29,726 and 14,452 shares that Messrs. Cox, Milliron, Muff and Fry, respectively, have the right to acquire within 60 days of [ ], 2015, pursuant to options granted by the Company.

(3)	Includes 26,975, 47,384 and 15,908 shares that Messrs. Cox, Milliron and Muff, respectively, have in the Company’s 401(k) Plan as of December 31, 2014.

(4)	Includes 98,000 shares which may not be sold while the holder is serving as a Director of the Company.

(5)	Includes 58,000 shares which may not be sold while the holder is serving as a Director of the Company.

(6)	Includes 38,000 shares which may not be sold while the holder is serving as a Director of the Company.

(7)	Includes 10,000 shares which may not be sold while the holder is serving as a Director of the Company.

(8)
Mr. Cox retired from the Company as Chief Executive Officer and resigned from the Board of Directors effective December 31, 2014. Share information listed for Mr. Cox is as of December 31, 2014, the latest date for which the Company has such information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and individuals beneficially owning more than 10% of the Company’s common stock, to file reports of security ownership and changes of security ownership in the Company’s equity securities with the SEC. These reports are generally due within two (2) business days of the transaction giving rise to the reporting obligation. Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.
Based solely on its review of the copies of such forms received by it, or written representations that no other reports were required, the Company believes that, during the year ended December 31, 2014, all filings required to be made by reporting persons with respect to the Company were timely made in accordance with all applicable reporting requirements under Section 16(a), except that Messrs. Ahn, Jost and Patitucci each made one late Form 4 filing on March 12, 2014 with respect to the grant of restricted stock on March 6, 2014.

PROPOSAL ONE
ELECTION OF DIRECTORS
At the Annual Meeting, five directors are to be elected to serve for a one-year term on the Board of Directors. The Board of Directors has nominated Sangwoo Ahn, Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph Patitucci for election as directors of the Company. The directors that are elected will hold office until the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All five director nominees proposed by the Board for election by the holders of common stock are incumbent directors. Each of the five nominees has consented to serve as a nominee and being named as a nominee in this proxy statement. The persons named as the Company’s management proxies intend to vote “FOR” the election of each of the five nominees set forth above unless you indicate on the GOLD proxy card a vote to “WITHHOLD” your vote with respect to any of the nominees. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the Annual Meeting, proxies which do not withhold authority to vote for directors may be voted for a substitute nominee in accordance with the best judgment of the person or persons authorized by such proxies to vote. If any substitute nominees are designated, Furmanite will file an amended proxy statement and proxy card that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominees required by the rules of the SEC.

The Company’s Board unanimously recommends that you vote on the GOLD proxy card or voting instruction form “FOR” the election of each of the Board’s nominees for election, Mr. Ahn, Ms. Cochran, Mr. Jost, Mr. Milliron and Mr. Patitucci, to serve as directors of Furmanite until our 2016 Annual Meeting or until their successors are duly elected and qualified.

Mustang Capital Management, LLC has notified us of its intent to nominate four candidates for election as directors at the Annual Meeting. Your Board does not endorse the Mustang Capital nominees and unanimously recommends that you disregard any white proxy card or solicitation materials that may be sent to you by Mustang Capital. Voting to “withhold” with respect to any Mustang Capital nominee on a white proxy card sent to you by Mustang Capital is not the same as voting for your Board’s nominees and a vote to “withhold” with respect to any Mustang Capital nominee on its white proxy card will revoke any GOLD proxy you previously submitted voting for your Board’s nominees. If you have already voted using the white proxy card, you have every right to change your vote by executing and returning the enclosed GOLD proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed GOLD proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call the Company’s proxy solicitor, MacKenzie Partners, toll-free, at (800) 322-2885 or by email at Furmanite@mackenziepartners.com.

Stockholders may vote for all of the nominees, withhold authority to vote for one or more of such nominees, or withhold authority to vote for all of such nominees. As a result, there will not be any abstentions on this proposal. Each properly executed proxy received in advance of the commencement of the Annual Meeting will be voted as specified therein. If a stockholder properly submits a proxy but does not specify voting instructions on this proposal, the shares represented by his or her proxy will be voted for the Board’s nominees listed therein or, in the circumstance noted above, for other nominees selected by the Board. The withholding of authority and any broker non-votes will have no effect upon the election of directors (except for purposes of determining a quorum) because Furmanite’s By-laws provide that directors are elected by a plurality of the votes cast, which means that the five nominees who receive the highest number of votes in favor of his or her election at the Annual Meeting will be elected to the Board. A broker non-vote occurs when a registered broker, bank or other nominee who holds securities for customers in street name, has not received voting instructions from such customer having beneficial ownership in the securities and the registered broker, bank or nominee lacks discretionary voting power to vote such shares. A registered broker does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. As the proposal to elect directors is a non-routine matter under applicable NYSE rules, if you hold your shares in street name, your registered broker, bank or other nominee cannot vote your shares without voting instructions from you.
The Board of Directors unanimously recommends a vote “FOR” the election of each of the Board’s five director nominees.

NOMINEES FOR ELECTION AS DIRECTORS
The following table sets forth: (i) the name and age of each nominee for director listed in the enclosed form of proxy for the Company; (ii) the principal occupation and business experience during the last five years of such nominee; and (iii) the year during which such nominee first became a director of Furmanite.

		First Year as Director of the Company
Name	Principal Occupation and Business Experience		Age
Sangwoo Ahn	Investor(1)	1989	76
Kathleen G. Cochran	Senior Advisor, The Boston Consulting Group(2)	2014	59
Kevin R. Jost	Retired president of Honeywell Imaging and Mobility(3)	2010	60
Joseph E. Milliron	Chief Executive Officer and President of Furmanite Corporation(4)	2015	60
Ralph Patitucci	Owner of Index Services, Inc. and Investor(5)	2011	68

(1)
Mr. Ahn has served on Furmanite’s Board of Directors since 1989 and as a member of the Audit Committee since 1990 (Chairman since 1997), in addition to serving as Chairman of the Nominating and Governance Committee since 1998 and as a member of the Compensation Committee since 2006. In May 2014, Mr. Ahn assumed the role of Non-Executive Board Chairman. Now retired, Mr. Ahn was a founding partner of Morgan, Lewis, Githens & Ahn, an investment banking firm. From 1986 to 2014, Mr. Ahn served as a director of PAR Technology Corporation (NYSE: PAR), a publicly traded company that delivers solutions for the hospitality, logistics and government industries. Mr. Ahn’s extensive knowledge of business and financial matters was attained through his involvement with a number of public and private companies over the past 40 years. The Board of Directors considered Mr. Ahn’s experience as a director of publicly traded companies, his strong background in management and financial matters gained through his business experience with public and private companies and his extensive knowledge of the Company’s business as qualifications for service on the Board.

(2)
Ms. Cochran was appointed to Furmanite’s Board of Directors on July 22, 2014. Ms. Cochran was also appointed as a member of the Compensation Committee, the Audit Committee and the Nominating and Governance Committee at such time. Ms. Cochran is a marketing and planning professional with over 30 years of business experience. She has provided strategic consulting to Fortune 500 companies globally in her role as Senior Advisor at The Boston Consulting Group since 2008. Prior to her current role, Ms. Cochran served in various marketing and business development roles during her 18-year career at the Gillette Company (and subsequently Procter & Gamble), ultimately becoming a member of the global leadership team, serving as a Vice President of Marketing Research and Global Business Management. The Board of Directors considered Ms. Cochran’s considerable experience in marketing and business development at a major publicly traded company, as well as her background in providing strategic business consulting services to Fortune 500 companies, as qualifications for service on the Board.

(3)
Mr. Jost has served on Furmanite’s Board of Directors since March 2010 and he became Chairman of the Compensation Committee and a member of the Audit Committee and the Nominating and Governance Committee at such time. Mr. Jost is the former president of Honeywell Imaging and Mobility (previously Hand Held Products, Inc.), a manufacturer of data collection and management solutions. Mr. Jost was president and CEO of Hand Held Products, Inc. from its inception in 1999 until it was acquired by Honeywell in 2007, and continued to serve as the company’s chairman and CEO through his retirement in December 2008. From 1982 until 1999, Mr. Jost was Vice President and general manager of Welch Allyn Data Collection, a division of Welch Allyn, Inc., which acquired Hand Held Products, Inc. The company continued under the name of Hand Held Products, Inc. Mr. Jost served as a member of the board of directors of PAR Technology Corporation from 2004 until 2014. In 2012, Mr. Jost achieved the rank of Board Leadership Fellow, the highest level of credentialing for corporate directors and corporate governance professionals given by the National Association of Corporate Directors, for the fiscal 2013 year. From 2013 to 2014, Mr. Jost served on the Board of Directors of Socket Mobile, Inc., a producer of mobile handheld computers and barcode scanning products. The Board of Directors considered Mr. Jost’s experience as a director of a publicly traded company and his business and management expertise gained through his experience in executive management and CEO roles in multi-national companies as qualification for service on the Board.

(4)
Mr. Milliron has over 35 years of experience, both domestic and international, in industrial contracting services. He joined the Company in 2005 as Chief Operating Officer (“COO”) of the technical services business unit. He was promoted to Executive Vice President and COO of the Company in 2007 and then to President and COO in 2009. Effective January 1, 2015, Mr. Milliron was named Chief Executive Officer and President of the Company and was also appointed to the Company’s Board of Directors. Before joining Furmanite, Mr. Milliron was CEO, President and a Director at CooperHeat-

MQS, Inc., an international industrial services company, from 1999 to 2004, after serving in various management positions there from 1991 to 1999. The Board of Directors believes that Mr. Milliron’s strong background in the technical services industry, including his rich knowledge of the Company’s business and his previous experience as CEO of a technical services company, make him a valuable member of the Company’s Board.

(5)
Mr. Patitucci was appointed to Furmanite’s Board of Directors on October 12, 2011. Mr. Patitucci was also appointed as a member of the Compensation Committee, the Audit Committee and the Nominating and Governance Committee at such time. Mr. Patitucci began his career with General Electric Company (NYSE:GE), assuming positions of increasing responsibility over a 17-year period. His experience at GE included an international assignment, serving as Chairman, President & CEO of Samsung Medical Systems, Inc., the first joint venture corporation between GE and The Samsung Group. In 1996, Mr. Patitucci founded Index Services Inc., a consulting and private investment firm. Under the Index Services umbrella, Mr. Patitucci has led a series of private equity investments in a variety of corporations, taking an active role in the management and boards of directors of those entities. Currently, Mr. Patitucci serves as Chairman and CEO of Guy & O’Neill, Inc., a leading contract manufacturer in the wet wipes and liquid filling industry. The Board of Directors considered Mr. Patitucci’s substantial experience with a major multi-national company and his expertise in managing business operations as qualification for service on the Board.

When considering whether director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to effectively satisfy its oversight responsibilities in light of the Company’s business and structure, the Board of Directors and the Nominating and Governance Committee focused primarily on the information discussed in each of the directors’ individual biographies set forth above.
The Board of Directors has affirmatively determined that all of the nominee directors are independent of the Company and its management under NYSE listing standards and the standards set forth in the Company’s Corporate Governance Guidelines, except for Mr. Milliron, who joined the Company in 2005 and was named CEO effective January 1, 2015.
The Board of Directors also determined that each of the members of the Audit, Nominating and Governance and Compensation Committees has no material relationship with Furmanite and is independent within the meaning of Furmanite’s director independence standards and NYSE listing standards.

EXECUTIVE OFFICERS
The following table sets forth the names, positions, years of service with Furmanite and ages of the executive officers of the Company, other than Joseph E. Milliron, whose biographical information is included above under “Nominees for Election of Directors”:

		Years of Service in Office
Executive Officers(1)	Office		Age
William F. Fry (3)	General Counsel and Secretary	2	40
Joseph E. Milliron	Chief Executive Officer and President	9	60
Robert S. Muff (2)	Chief Financial Officer and Chief Administrative Officer	6	55

(1)	Mr. Charles R. Cox retired as CEO on December 31, 2014.

(2)
Mr. Muff joined Furmanite Worldwide, Inc. in June 2008 as Controller. In 2009, Mr. Muff was named Controller and Principal Accounting Officer. He was named Principal Financial Officer in March 2010, Chief Financial Officer in January 2014 and was also appointed as Chief Administrative Officer in December 2014. Prior to joining Furmanite, Mr. Muff was the Assistant Controller from October 2007 to June 2008 of Rexel, Inc., a U.S. subsidiary of Rexel Group, a worldwide distributor of electrical supplies, listed on the Paris stock exchange (Euronext: RXL). From 2004 to 2007, Mr. Muff served in various financial roles, ultimately as Assistant Controller, with Dresser, Inc. a worldwide manufacturer and marketer of highly engineered energy infrastructure and oilfield products and services. Mr. Muff was employed by various public accounting firms from 1991 to 2004. Mr. Muff is a certified public accountant.

(3)
Mr. Fry joined Furmanite Corporation in September 2012 and was named General Counsel and Secretary for Furmanite in December 2012. Prior to joining Furmanite, Mr. Fry worked for American Tank & Vessel, Inc., a specialty engineering and construction company, in various roles beginning in 2006, ultimately serving as its General Counsel.

CORPORATE GOVERNANCE
Board of Directors 2014
The Board of Directors of the Company is currently comprised of five members. During 2014, the Board held ten meetings, including regularly scheduled and special meetings. During 2014, each director attended at least seventy-five percent (75%) of the total number of meetings of the Board and the committees on which he or she served. The Company does not have a policy with respect to director attendance at annual meetings of stockholders, and only the then-Chairman of the Board, Charles R. Cox, attended the 2014 Annual Meeting of Stockholders.
For the fiscal year 2014, all members of the Board of Directors other than Mr. Cox were “independent” within the meaning of the listing standards of the NYSE. The independent directors for 2014 were: Sangwoo Ahn, Kathleen Cochran, Kevin Jost, Ralph Patitucci. Mr. Ahn also serves as Non-Executive Chairman and Presiding Non-Executive Director of the Board of Directors. The Board of Directors has determined that none of these directors has any material relationship with the Company or its management that would impair the independence of their judgment in carrying out their responsibilities to the Company. In making this determination, the Board of Directors considers all relevant facts and circumstances, not merely from the directors’ standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationship. The Board also considers any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, between the Company or any of its subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of the last three fiscal years.
Corporate Governance Guidelines
Corporate governance guidelines have been adopted by the Board of Directors and address director qualification standards; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and an annual performance evaluation of the Board. The Corporate Governance Guidelines are available on the Company’s website at www.furmanite.com, and in print without charge upon written request to Investor Relations, Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.
Code of Ethics
The Company has adopted a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer, principal accounting officer and the directors. Copies of the Code of Ethics are available on the Company’s website at www.furmanite.com and will be provided without charge upon written request to Investor Relations, Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042. The Company intends to post on the Company’s website any amendments to, or waivers of, the Code of Ethics applicable to executive officers and directors should such arise.
Executive Sessions of Non-Management Directors
The non-management directors of the Company, which are all of the Board members other than Mr. Milliron, meet at regularly scheduled executive sessions without management. Mr. Ahn serves as the Chairman and Presiding Non-Executive Director at those executive sessions.
Communications with Directors
The Board of Directors has established a process for the Company’s stockholders and other interested parties to communicate with the Presiding Non-Executive Director, the Board of Directors as a whole, the non-management or independent directors as a group, or any committee or individual member of the Board of Directors. Such communication should be in writing, addressed to Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042 in care of Chairman of the Nominating and Governance Committee. All such correspondence is reviewed by such individual, who will forward the material to the applicable director or directors (excluding routine advertisement and business solicitations).
Board Leadership Structure
In May 2014, the Board of Directors separated the role of Chairman and CEO after Mr. Charles R. Cox announced his planned retirement as CEO. At such time, Mr. Ahn assumed the role of Non-Executive Board Chairman in addition to his role as Presiding Non-Executive Director, a role he has held since April 2010. In these roles, Mr. Ahn assists the CEO and the remainder of the Board of Directors in assuring effective corporate governance in managing the affairs of the Board of Directors and the Company. The Board of Director’s policy with respect to the separation of Chairman and CEO positions is that the interests of the Company’s stockholders are best served by a policy that enables the Board of Directors to make a determination regarding its Chairman based on the Company’s needs and the particular skill sets that are available at the time. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the CEO brings company-specific experience and expertise to the Board. The Company’s Board of Directors recognizes that no single leadership model is right for all companies at any particular time and that, depending on the circumstances, other leadership models might become appropriate.
Board’s Role in Risk Oversight
The Board of Directors is actively involved in oversight of risks that could affect the Company. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.
The Audit Committee of the Board of Directors is charged by its charter with the responsibility to discuss with management the Company’s policies and procedures to assess, monitor and manage significant risks or exposures and the steps management has taken to monitor and control such risks, including business risk and legal and ethical compliance programs such as the Company’s Code of Ethics.
In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.
Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which is described below.
Audit Committee
The Board has an Audit Committee, which for the year 2014 was comprised of Sangwoo Ahn (Chairman), Kevin Jost, Ralph Patitucci and, effective July 22, 2014, Kathleen Cochran. Each of the members of the Audit Committee was independent as defined under the listing standards of the NYSE and the Exchange Act, and the Board of Directors of Furmanite has determined that Mr. Ahn is an “audit committee financial expert” as defined in the rules promulgated by the SEC. Both Mr. Ahn and Mr. Jost served on the audit committees of one public company other than Furmanite during 2014. During 2014, the Audit Committee and the Furmanite Board have determined that Mr. Ahn’s and Mr. Jost’s simultaneous service on another audit committee did not impair their ability to effectively serve on the Furmanite Audit Committee. The Audit Committee held seven meetings during 2014, including regularly scheduled and special meetings.
The functions of the Audit Committee include the selection, engagement and retention of the independent accountants, the planning of, and fee estimate approval for, the annual audit of the consolidated financial statements, the review of the results of the examination by the independent accountants of the consolidated financial statements, the pre-approval of any non-audit services performed by the independent accountants and consideration of the effect of such non-audit services on the accountants’ independence. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the entire Board of Directors of Furmanite, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman of the Audit Committee, Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.
Compensation Committee
In 2014, the Compensation Committee of the Board of Directors (the “Committee”) was comprised of Kevin Jost (Chairman), Sangwoo Ahn, Ralph Patitucci and, effective July 22, 2014, Kathleen Cochran and is charged with the responsibility of reviewing and approving compensation programs for the Company’s executive officers and key personnel of the Company and its subsidiaries and to review and approve incentive, share option or other bonus plans or programs for the Company’s executive officers and key employees of the Company and its subsidiaries. All members of the Committee are independent under applicable NYSE and SEC standards. Specific duties and responsibilities of the Committee include but are not limited to:

•	Establish and oversee the Company’s executive compensation policy and strategy.

•
Review and approve compensation goals and objectives for the CEO, evaluate the CEO’s performance relevant to those goals and determine and approve the CEO’s compensation based upon the results of the evaluation.

•	Provide recommendations to the Board of Directors regarding the compensation of the Company’s officers.

•	Develop performance targets and criteria underlying the Company’s various incentive compensation plans and administer stock-based compensation plans.

•
Interact in its discretion with outside advisors, consultants or internal employee resources as appropriate regarding the Company’s current compensation and benefit plans as well as periodic assessment of current market practices, trends and legislative developments which affect compensation and benefit plans.

•	Monitor regulations guiding corporate governance policies and procedures pertaining to executive compensation as governed by the SEC, NYSE and other regulatory authorities.

•	Review and determine Company programs to provide compensation to non-employee directors.

•	Provide assurance that the Company’s compensation program for the CEO and other officers is aligned with the Company’s overall business strategy and focuses upon value to the Company’s stockholders.

The Compensation Committee held six meetings during 2014, including regularly scheduled and special meetings. The Compensation Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee was an officer or employee of the Company during 2014 or during any previous year or had any relationship requiring disclosure pursuant to SEC rules. In addition, during 2014, none of the Company’s executive officers served as:

•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee;

•	a director of another entity, one of whose executive officers served on the Compensation Committee; or

•
a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of the Company’s directors.

Nominating and Governance Committee
The Board has a Nominating and Governance Committee, which for 2014 consisted of Sangwoo Ahn (Chairman), Kevin Jost, Ralph Patitucci and, effective July 22, 2014, Kathleen Cochran, each of whom is “independent” as defined under the listing standards of the NYSE and who constituted all of the non-employee directors. The Nominating and Governance Committee held four meetings during 2014.
The Nominating and Governance Committee considers and recommends future director nominees to the Board, including nominees recommended by stockholders of the Company. The Nominating and Governance Committee ensures that the composition of the Board reflects a broad range of skills, expertise, industry knowledge, contacts relevant to the Company’s business and diversity—diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Company’s Board of Directors at that point in time, and ensures that the Board meets the qualifications for Board members as described in the Company’s Corporate Governance Guidelines. In addition, while the size of the Board is set in accordance with the governing documents of the Company, the Corporate Governance Guidelines outline the Board and Company’s belief that the Board should be of a size appropriate to facilitate substantive discussions in which each director can participate meaningfully. As required under the current rules of the NYSE, the Company must have at least a majority of the Board consist of directors that the Board has affirmatively determined have no direct or indirect material relationship with the Company and who are otherwise “independent” under the rules of the NYSE, as amended from time to time, and other applicable law.
The Nominating and Governance Committee also develops and recommends to the Board corporate governance guidelines for the Company and reviews, from time to time, the Company’s policies and processes regarding principles of corporate governance. The Nominating and Governance Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
Any stockholder wishing to submit a candidate for the Nominating and Corporate Governance Committee’s consideration for nomination for election at the 2016 Annual Meeting of Stockholders must submit such recommendation in writing by [ ], 2015, to the Secretary of the Company, Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042. Any submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Furmanite if elected by the stockholders.

Additional information concerning the consideration by the Nominating and Governance Committee of director candidates proposed by stockholders, specific minimum qualifications which the Nominating and Governance Committee believes must be met for a nominee to be considered to serve as a director of the Company, any specific qualities or skills that are necessary for one or more of the Company’s directors to possess and the process for identifying and evaluating nominees, including those recommended by stockholders, are contained in the Company’s Corporate Governance Guidelines.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, the Company is seeking a non-binding advisory vote from its stockholders to approve the compensation of our Named Executive Officers as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“say on pay”).
At the Company’s 2011 Annual Meeting of Stockholders, the Company submitted a non-binding proposal to its stockholders as to the frequency for which the Company should hold say on pay votes. At the 2011 Annual Meeting, the Company’s stockholders supported holding an annual say on pay vote, and the Board of Directors has determined that it will submit such vote to the Company’s stockholders every year at the Company’s annual meeting. As a result, the Company will submit a say on pay proposal to its stockholders at each annual meeting until the Company is required to submit to its stockholders another proposal on the frequency of such vote no later than 2017.
This proposal gives stockholders the opportunity to express their views on the Company’s executive officer compensation. Because this stockholder’s vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when making future executive officer compensation decisions.
As discussed in detail below under the heading “Compensation Discussion and Analysis,” the Company believes that its compensation policies and decisions are designed to promote a performance-based pay philosophy, are aligned with the long-term interests of the Company’s stockholders, are competitive and avoid the encouragement of unnecessary or excessive risk-taking. The Company’s principal compensation policies enable it to attract and retain talented executive officers to lead the Company in the achievement of its business strategy. The Company believes its compensation policies balance short-term and long-term incentives that promote the creation of stockholder value.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. Although the results of the stockholder vote on this proposal are non-binding, the Board of Directors values continuing and constructive feedback from our stockholder on compensation, and our Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
The Company is presenting this proposal, which gives its stockholders the opportunity to approve its executive officer compensation as disclosed in this Proxy Statement by voting on the following resolution:
Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.
You have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting on this non-binding resolution relating to executive compensation. The SEC rules adopted in response to the matters pertaining to executive compensation in the Dodd-Frank Act did not specify a voting standard with respect to this proposal. As a result, pursuant to the Company’s bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on a non-binding, advisory basis, the Company’s executive compensation. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis presents information about the 2014 compensation program for the executive officers whose fiscal year 2014 compensation is presented in the Summary Compensation Table on page 27 (the “Named Executive Officers”). In particular, this Compensation Discussion and Analysis explains the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy these objectives, the policies underlying our 2014 compensation program and the compensation awarded to our Named Executive Officers for 2014.

Executive Summary

Through our executive compensation program, we seek to attract, retain and motivate talented executives and link the compensation realized by our executive officers to the achievement of financial and strategic Company goals. Our executive compensation philosophy seeks to emphasize variable pay over fixed pay in order to more closely align pay with performance and incentivize creation of shareholder value. We believe that our strong focus on performance-based compensation provides balanced incentives for our executive officers that calibrate their interests with the long-term interests of our shareholders and discourage excessive risk-taking.
2014 Compensation Policies and Practices

In 2014, our executive compensation program maintained the following responsible compensation and corporate governance practices:

•	The structure of our executive compensation program included a balanced mix of cash-and equity-based compensation with an emphasis on performance-based compensation.

•
Our executive compensation program is intended to drive our Named Executive Officers to accomplish the Company’s overall business strategy of maximize shareholder value by becoming the world leader in all of its service lines through customer responsiveness, innovation and differentiation, teamwork and collaboration, and providing perfect service and products, with executives leading the Company in driving continuous improvement and global growth through a unified organization.

•
Our executive compensation program is structured to tie compensation to the achievement of specific financial objectives, increased returns to stockholders and the officers’ individual contributions to the organization.

•	The competitiveness of our executive compensation program was assessed by comparison to the median of a group of peer companies that are comparable to the Company in terms of size and services.

•
The long-term equity-based incentive component of our executive compensation program encourages stock ownership by our executives, which we consider to be an important component for ensuring that our executives’ interests are aligned with those of stockholders.

•	Our Named Executive Officers receive limited personal benefits and perquisites that are not otherwise generally available to all of our employees.

•	The Board of Directors regularly reviews and discusses an assessment of the potential risks of our compensation policies and practices for all employees.

2014 “Say-on-Pay” Advisory Vote on Executive Compensation

We provided our stockholders with a “say on pay” advisory vote on executive compensation in 2014 under Section 14A of the Exchange Act. At our 2014 Annual Meeting of Stockholders, our stockholders expressed strong majority support for the compensation of the Company’s Named Executive Officers, with approximately 94% of the votes cast (excluding abstentions and broker non-votes) for approval of the “say on pay” advisory vote on executive compensation. We believe that the outcome of our say on pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to retain and motivate our Named Executive Officers and to align pay with performance and the long-term interests of our stockholders. In evaluating our executive compensation program, the Committee evaluated the results of the 2014 advisory vote at a meeting in the second quarter of 2014. The Committee also considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. Based on the strong level of support for our compensation program in 2014 and the other factors considered by the Committee, the Committee did not make significant changes to our executive compensation program in 2014. We value continuing and constructive feedback from our stockholders on compensation, and our Compensation Committee will continue to take stockholder feedback into account when making future executive compensation decisions.

Compensation Consultant and Benchmarking
Role of the Independent Compensation Advisor
The Committee has engaged Burke Group as its external independent compensation advisor. Burke Group’s primary tasks include advising the Committee in its evaluation of the Company’s overall compensation program for senior executives, including the review and analysis of long-term incentives benchmarked against industry peer organizations and providing observations related to base salaries and annual incentives.
The following companies were selected by Burke Group and the Committee based on their similar size or provision of similar services for compensation comparison purposes:

•	Team, Inc.;

•	Lime Energy Company;

•	Matrix Service Company;

•	Brady Corporation;

•	Mistras Group, Inc.;

•	Stantec, Inc.;

•	Unitek Global Services, Inc.;

•	Versar Inc.; and

•	VSC Corporation.
In 2014, Burke Group presented to the Committee an evaluation of the Company’s overall compensation program for its senior executives and made recommendations with respect to value ranges of long-term incentive grants as well as the form of such equity compensation. Burke Group’s analysis was utilized by the Committee in their consideration of all aspects of the Company’s compensation programs and to establish base salaries, short-term cash incentives and long term equity incentive awards for the Company’s Named Executive Officers and to determine non-employee director compensation. The Committee determined that, in general, compensation of the Company’s Named Executive Officers in 2014 was consistent with the median of their respective peers in terms of total compensation, which is consistent with the compensation philosophy of the Company.
Burke Group is engaged by, and reports directly to, the Committee. Both Burke Group and the Committee acknowledge that, in order to perform the services requested by the Committee, Burke Group needs to obtain information and data from, and otherwise interact with, management. Management does not, however, direct Burke Group’s activities.
The Committee is satisfied that Burke Group meets the independence requirements and presents no conflict of interest as set forth in NYSE’s and SEC’s rules regarding compensation advisor independence, and meets the independence criteria under the Committee charter.
While the Committee receives advice on executive compensation from Burke Group, the Committee and the Board of Directors retain all decision-making authority to ensure that the decisions reflect the Company’s objectives and philosophy.
Industry Compensation Comparison Groups
In addition to utilizing analysis provided by Burke Group, the Committee evaluates broad-based surveys prepared by services such as Equilar and Salary.com as part of determining executive compensation. The surveys include companies in similar industries with similar revenues to the Company and are used in aggregate form with no individual company used in a formal benchmarking process.
Role of the Committee and Management in Compensation Decisions

The Committee annually reviews the compensation of the Company’s CEO without the CEO’s input. The review includes the Company’s operations and results as well as leadership skills of the CEO. The Committee also assesses the CEO’s ability to meet the goals and objectives that are set forth by the Board of Directors in strategic planning, short-term and long-term financial results and succession planning.

The Committee, with the advice of the CEO reviews the elements of compensation for other Named Executive Officers on an as-needed basis taking into consideration each Named Executive Officer’s past and expected contributions to the Company’s business. In designing executive compensation, the Committee considers the accounting and tax effect that the components will or may have on the Company or the Named Executive Officers.

Elements of Compensation
The Committee uses the following elements of compensation to attract and retain Named Executive Officers and maintain a stable team of effective leaders, to balance the compensation of the Named Executive Officers with the short-term and long-term objectives of the Company and to align the interest of the Named Executive Officers with the interests of our stockholders.
The principal elements of compensation available to the Committee with respect to compensation for the Named Executive Officers include:

Element	Description and Purpose
Base Salary
Fixed cash compensation component that reflects the executive's position and responsibilities.

Offers security for the Named Executive Officer and allows the Company to maintain a stable management team.

Annual Incentive Opportunity	Annual cash bonus program designed to motivate and reward the achievement of Company annual financial performance goals.
Long-Term Equity Based Incentives	Includes stock options and restricted stock units (“RSUs”) Aligns Named Executive Officer and stockholder interests.
Retirement and Other Benefits	Not in excess of the retirement and other benefits provided to employees generally. Provides Named Executive Officers benefits competitive with overall market practices.
Base Salaries
Base salaries are intended to be competitive with companies in our peer group, taking into account the scope of responsibility, the relevant background, experience and tenure and the past and future potential contributions of the applicable Named Executive Officers to the Company. We believe that base salaries offer the executive security and allow the Company to maintain a stable management team. In setting base salaries, we compare available data on base salaries of executive officers of companies within our peer group, both as provided by outside advisors or consultants and as gathered by us from published salary survey sources, and seek to keep Named Executive Officer base salaries at levels that are generally consistent with the median of similarly situated executives at companies within our peer group. The Committee reviews the base salaries of the Named Executive Officers on an annual basis, or as otherwise dictated by special circumstances (e.g., promotions, new hires, etc.).
Effective January 1, 2015, the Committee increased Mr. Milliron’s annual base salary to $500,000 from $430,000 (a 16% increase) and Mr. Muff’s annual base salary to $375,000 from $350,000 (a 7% increase), to reflect their increased responsibilities in connection with their appointments to the positions of Chief Executive Officer and Chief Administrative Officer, respectively. Mr. Fry’s annual base salary has been increased to $280,000 from $250,000 (a 12% increase) to better match competitive market levels and to recognize Mr. Fry’s professional growth and development.
Annual Incentive Compensation Program
The Company provides the Named Executive Officers with an opportunity to earn annual cash bonuses through the Annual Incentive Compensation Program (“AICP”), which is designed to motivate and reward the achievement of Company annual financial performance goals. The Committee establishes annual financial performance goals under the AICP. These goals take into consideration our strategic plan and are intended to be challenging but attainable assuming performance under expected economic conditions.
Award Opportunities
Individual target bonus opportunities under the AICP are expressed as a percentage of annual base salary. In 2014, the target bonus opportunities for the Named Executive Officers did not change from 2013. At these levels, the target bonus opportunities for the Named Executive Officers were 60%, 50%, 35% and 30% of annual base salary for Messrs. Cox, Milliron, Muff and Fry, respectively. The potential payouts under the AICP range from 0% to 200% of the applicable target bonus opportunity, depending on the extent to which applicable Company financial performance goals are achieved. In determining the actual amounts earned by each Named Executive Officer under the AICP, the Committee maintains discretion to adjust the amounts earned under the

AICP based on relevant internal and external factors related to the specific performance of the Named Executive Officers. The Committee did not use this discretion with respect to fiscal year 2014.
Actual Performance

In 2014, the annual financial performance goal established by the Committee was a consolidated operating income goal of $29.8 million at the target level. Achievement of a threshold level of performance results in a portion of the targeted award being earned, with additional increments of the targeted award earned in the event of performance between threshold and target. The AICP also provides for above-target payout in the event that performance exceeds target. The following table illustrates the threshold, target, and maximum levels under the AICP in 2014:

2014 AICP Performance Goals	Payout (as a percentage of individual target bonus opportunities)
Threshold 84% of target $25.0 million of consolidated operating income	5.9% (each percentage point above 83% of target performance results in an additional 5.9% of individual target bonus opportunity payout)
Target $29.8 million of consolidated operating income	100%
Maximum $47.4 million of consolidated operating income	200% (each percentage point above 100% of target performance results in an additional 1.7% of individual target bonus opportunity payout)
The Company’s actual consolidated operating income for 2014, as reported in its audited financial statements, was below both target and threshold levels of performance. Therefore, no annual cash bonus was earned under the AICP in 2014 by any of the Named Executive Officers. Accordingly, no amounts are shown as earned with respect to the AICP in 2014 in the Summary Compensation table of page 27.
Long-Term Equity-Based Incentive Compensation
The Committee believes that the Named Executive Officers should have a meaningful portion of their total compensation opportunity in the form of long-term equity-based incentive compensation, further linking compensation to increasing stockholder value. While the Annual Incentive Compensation Program rewards actions that impact short-and mid-term performance, the Committee recognizes that long-term equity-based incentive compensation also serves the interests of our stockholders. Long-term equity-based incentive compensation encourages our Named Executive Officers to create and sustain stockholder value over longer periods because its value is directly attributable to changes in the price of our common stock over time. In addition, long-term equity-based incentive compensation promotes retention because its full value cannot be realized until vesting occurs, which generally requires continued employment for multiple years.
The Committee generally utilizes stock options and RSUs to more closely align the interests of the Named Executive Officers with those of our stockholders. The Named Executive Officers are only able to realize value from stock options to the extent the stock price appreciates after the date of grant and RSUs have value at the date of grant that can increase with stock price appreciation.

The Committee typically grants equity-based incentive awards in the second quarter of the fiscal year, following the issuance of the prior year’s audited financial statements and final approval of the current year budget, although the exact timing and specific form of the awards may vary from year to year based on specific circumstances.

Award Opportunities

When making decisions regarding the grant and terms of long-term equity-based awards, the Committee considers the amount of stock held by a Named Executive Officer, alternative forms of incentive compensation received by, or available to, the Named Executive Officers, and the past and future potential contributions of the Named Executive Officer to the Company that may create value for the Company’s stockholders. The amount as well as timing of any grant to a Named Executive Officer may vary each year and may be subject to achievement of established performance objectives, the Named Executive Officer’s performance, and/

or the Named Executive Officer’s total compensation package. Stock option and restricted stock unit grants awarded in 2014 are set forth in Grants of Plan-Based Awards table on page 28.

Time- and Performance-Based Vesting Terms

Stock options have an exercise price equal to the closing price of the Company’s common stock on the date of the grant. Once granted by the Committee, stock options and RSUs awarded to Named Executive Officers are subject to time-based or performance-based vesting. Time-based stock options and RSUs typically vest over a three to five-year period based on continued service. Performance-based stock options and RSUs are intended to focus the Named Executive Officers on Company financial and operational objectives that the Committee believes are primary drivers of future growth. Performance-based stock options and RSUs generally vest over three years. If applicable performance goals (which are established by the Committee and in the past have included operating income, pre-tax earnings, and earnings per share) are not achieved, the awards are subject to forfeiture . To the extent that annual performance goals are used, they are generally aligned with performance goals established by the Committee under the Company’s AICP. The Committee establishes performance goals that are consistent with our business strategy, that are at levels that the Committee determines to be challenging but attainable under current market conditions, and that allow our Named Executive Officers to act in the best interests of the Company to create and preserve long-term value for our stockholders.

2014 Grants and Actual Performance

In 2014, the Committee made equity grants to the Named Executive Officers in the form of performance-based RSUs, time-based RSUs, and time-based stock options, with each form of award representing one-third of the grant date fair value of the equity awards granted to each Named Executive Officer. Time-based RSUs and time-based stock options generally vest ratably over three years on each of the first through third anniversaries of the date of grant. Vesting of the RSUs and stock options is subject to a Named Executive Officer’s continued service with the Company, and are forfeited on a termination of service, except that the awards may become vested if a termination of employment occurs following a change in control, as discussed further below.

While in prior years, performance-based equity incentive awards typically vested annually in equal tranches contingent upon the outcome of performance goals each year, performance-based RSUs granted in 2014 are subject to a three-year cumulative operating income goal that, if not achieved, will result in forfeiture of the entire performance-based RSU award. The Committee determined that this vesting schedule was appropriate in order to provide additional incentive for sustained longer-term performance over the three-year vesting period. Under the terms of the 2014 performance-based RSUs, if at least 90.1% of the performance goal is achieved, between 1% and 100% of the total equity incentive award will vest, depending on the level of performance achieved, with vesting at performance between 90.1% and 100% of the performance goal determined based on linear interpolation. Actual performance with respect to the performance-based equity incentive awards granted in 2014 will be measured after the end of 2016 upon the conclusion of the three-year performance period. Details of these performance-based grants for the Named Executive Officers are set forth in the Grants of Plan-Based Awards table on page 28.

Performance-based awards granted in 2013 and 2012 both set forth pre-tax income performance targets of $30.8 million for 2014. Performance-based equity awards granted in 2011 set forth a 2014 earnings per share target of $1.04 per share. As the applicable performance vesting targets were not achieved in 2014, 33.3%, 33.3% and 25% of the performance-based awards granted in 2013, 2012 and 2011, respectively, were forfeited in 2014.
Retirement and Other Benefits
Named Executive Officers are generally eligible to participate in the Company’s Savings Investment Plan (the “401(k) Plan”) and other employee benefits that are provided or available to on substantially the same basis to all employees, including medical insurance and life and disability insurance.
The Company has no supplemental benefit or deferred compensation plans that provide benefits to Named Executive Officers that are not available to all employees.
Perquisites available to Named Executive Officers are minimal in amount and do not exceed $10,000 per person. The Company does not provide Named Executive Officers with company cars or country club memberships and does not own or lease an aircraft.
The Company does not have employment agreements or severance agreements with its Named Executive Officers. Other than the retirement agreement with Charles R. Cox and the change-in-control agreements described below, the Named Executive Officers are entitled to the same post-termination benefits and are subject to the same post-termination conditions as all other employees of the Company and its subsidiaries.

Messrs. Milliron, Cox, Muff and Fry each has a change-in-control agreement with the Company that provides for certain severance payments following a qualifying termination in connection with a change in control. The Company has these agreements in place to ensure executives remain objective, neutral and focused on maximizing shareholder value in the context of a potential change in control of the Company. The material terms of the change-in-control agreements are described further under “Potential Payment on Change in Control or Upon Termination” below.

Retirement Agreement with Charles R. Cox

On July 30, 2014, the Company entered into an agreement associated with the planned retirement of Mr. Cox (the “Agreement”). Under the Agreement, Mr. Cox committed to continuing his employment through the end of 2014 to facilitate the Company's management succession planning process to ensure an orderly transition of his duties. Additionally, Mr. Cox and the Company agreed to certain releases, waivers, non-disparagement and confidentiality provisions associated with his employment with the Company. In exchange for his satisfaction of the obligations set forth in the Agreement, Mr. Cox will receive cash compensation totaling $820,000, to be paid in bi-weekly installments beginning in July 2015 through December 2017, with the first payment totaling approximately $136,667 and then 65 subsequent payments of approximately $10,513 each. The full amount of these future payments is included in the Summary Compensation Table in the “All Other Compensation” column as they were deemed to be earned as of December 31, 2014 as a result of Mr. Cox continuing to serve as CEO through that date. The $820,000 cash compensation amount was calculated as a percentage of Mr. Cox’s 2014 annual salary for a the three-year period following his retirement. However, if Mr. Cox becomes entitled to compensation under his separate change-in-control agreement, he will not be entitled to any of this cash compensation.

Additionally, under the Agreement, the Company made certain modifications to Mr. Cox’s outstanding equity awards. Specifically, Mr. Cox became fully vested in all outstanding unvested stock options and all outstanding unvested restricted stock units. This resulted in the vesting of 75,490 stock options and 77,637 restricted stock units on December 31, 2014 that would have otherwise been forfeited due to his retirement. Additionally, the exercise period for 185,223 outstanding options (including the 75,490 options that vested on December 31, 2014) was extended to December 31, 2015.
The Company’s objective for entering into the Agreement with Mr. Cox was to recognize Mr. Cox for his significant contributions to the Company that have positioned the Company for growth, including accomplishments related to the cultural transformations associated with the Orange Way and Orange Code initiatives, service line expansion and work process enhancements. Additionally, the Company recognizes the importance of an orderly transition for the Company’s leadership team, and believes that the Agreement provided incentive to Mr. Cox to continue his employment through the end of 2014.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation is “qualified performance-based compensation” under that section.

Certain of our compensation and benefit plans are designed to permit us to grant awards that may qualify as “qualified performance-based compensation;” however, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the “qualified performance-based compensation” exemption are not met. Furthermore, although the Committee may take action intended to limit the impact of Section 162(m) of the Internal Revenue Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Committee believes that the tax deduction limitation should not be permitted to compromise the ability to design and maintain executive compensation arrangements that will attract and retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Clawback Policy

The Committee evaluates “clawback” policies and their applicability to the compensation programs for Named Executive Officers as such compensation awards are earned. The Committee will consider and adopt any amendments to our clawback policies, as needed to comply with applicable rules under the Sarbanes-Oxley Act of 2002.

Compensation Risk Assessment

In 2014, the Board of Directors considered whether the Company’s compensation policies and practices for its employees, including its executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

In evaluating whether the Company’s compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company, the Board of Directors considered the following: (i) the mix of cash and equity compensation, which is balanced and includes long-term awards, (ii) equity compensation granted in the form of both stock options and restricted stock units to provide greater incentive to create and preserve long-term shareholder value, and (iii) regular review of comparative compensation data to maintain competitive compensation levels in light of the Company’s industry, size and performance.

Based on its evaluation in 2014, the Board has determined, in its reasonable business judgment, that the Company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse impact on the company. Instead, these compensation policies and practices promote behaviors that support long-term sustainability and stockholder value creation.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
To the Board of Directors of
Furmanite Corporation:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for fiscal year 2014 (included in this proxy statement) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.
Members of the Compensation Committee
Kevin R. Jost, Chairman
Sangwoo Ahn
Kathleen G. Cochran
Ralph Patitucci

Dated: [ ], 2015

EXECUTIVE COMPENSATION
Summary of Compensation
The following table sets forth information concerning the annual and long-term compensation paid for services to the Company in all capacities for the fiscal years ended December 31, 2014, 2013 and 2012 to each of the Named Executive Officers of Furmanite:
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(3)	Non-Equity Incentive Plan Compensation ($) (g) (5)	All Other Compensation ($)(i)(2)	Total ($)(j)
Joseph E. Milliron	2014	430,000	—	200,660	651,584	—	17,443	1,299,687
President and Chief	2013	412,692	—	196,000	84,000	107,500	17,111	817,303
Executive Officer	2012	400,000	—	209,000	196,000	—	159,130	964,130

Robert S. Muff	2014	347,692	—	105,006	493,500	—	20,003	966,201
Chief Financial Officer and	2013	263,558	—	78,750	33,750	43,750	19,590	439,398
Chief Administrative Officer	2012	250,000	—	83,750	78,750	—	107,142	519,642

William F. Fry(4)	2014	269,615	—	74,670	37,336	—	20,003	401,624
General Counsel and	2013	246,154	—	61,250	26,250	37,500	11,522	382,676
Secretary	2012	64,423	25,000	—	56,600	—	2,959	148,982

Charles R. Cox (1)	2014	480,000	—	1,044,498	402,068	—	831,339	2,757,905
Former Chief Executive	2013	465,231	—	267,750	114,750	144,000	13,908	1,005,639
Officer	2012	450,000	—	289,750	267,750	—	171,875	1,179,375

(1)	Mr. Cox retired from the Company effective December 31, 2014.

(2)
Includes the Company’s contributions in 2014, 2013 and 2012, respectively, to the 401(k) Plan on behalf of Mr. Cox ($10,600, $10,200, and $9,800), Mr. Milliron ($10,600, $10,200 and $9,800), Mr. Muff ($10,600, $10,200, and $9,800) and Mr. Fry ($10,600 in 2014 and $2,385 in 2013), as well as employer contributions for insurance. Includes in 2014 for Mr. Cox $820,000 in accrued compensation associated with a retirement agreement. Such amount will be paid in installments from July 2015 to December 2017. Includes in 2012 the amount of relocation costs of $162,000, $144,000 and $90,000 to Mr. Cox, Mr. Milliron and Mr. Muff, respectively.

(3)
The amounts shown in columns (e) and (f) represent the grant date fair value of share-based compensation granted in the applicable fiscal year in accordance with FASB ASC Topic 718 for performance-based and time-based restricted stock units and stock option awards granted to each of the Named Executive Officers, using the assumptions described in Note 10, Stockholders’ Equity, to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2014. For Mr. Cox, the 2014 amounts in columns (e) and (f) include the costs related to the modification of stock awards of $772,488 and the modification of option awards of $266,067, pursuant to a retirement agreement. The 2013 amounts in column (e), which vest ratably over a three-year period, only vest upon attainment of established performance criteria, include $130,666, $52,500 and $40,834 of restricted stock units awarded to Messrs. Milliron, Muff and Fry, respectively, which were forfeited as of the end of 2014 and 2013 as a result of not achieving those performance targets. For Mr. Cox, the 2013 amount in column (e) includes $89,250 that was forfeited at the end of 2013; no additional amount was forfeited at the end of 2014 due to the vesting of the awards pursuant to a retirement agreement. All of the 2012 amounts in columns (e) and (f) for Messrs. Milliron and Muff have been forfeited as none of the performance targets were achieved. For Mr. Cox, the 2012 amounts in columns (e) and (f) include $178,500 of stock options and $76,500 of restricted stock units that were forfeited at the end of 2012 and 2013; no additional amounts were forfeited at the end of 2014 due to the vesting of the awards pursuant to a retirement agreement. See the “Outstanding Equity Awards at Fiscal Year End Table” below for details of awards outstanding as of December 31, 2014.

(4)	Mr. Fry joined the Company in September 2012 and was named General Counsel and Secretary on December 6, 2012.

(5)
Represents amounts earned in 2013 that were paid in cash in 2014 related to the Company’s incentive compensation program, as described in further detail in the Compensation Discussion and Analysis. No such amounts were earned in 2014 or 2012.

Plan-Based Awards
The following table presents individual grants of plan-based awards granted during the year ended December 31, 2014 to the Company’s Named Executive Officers.
GRANTS OF PLAN-BASED AWARDS TABLE

								All other stock awards: number of shares of stock or units (#)(i)(3)	All other option awards: number of securities underlying options (#)(j)(4)	Exercise or base price of option awards ($/sh)(k)	Grant date fair value of stock and option awards ($)(l)(5)
		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)
Name(a)	Grant Date(b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Joseph E. Milliron	5/13/2014	12,685	215,000	430,000	—	—	—	—	—	—	—
Joseph E. Milliron	5/13/2014	—	—	—	92	9,247	—	—	—	—	100,330
Joseph E. Milliron	5/13/2014	—	—	—	—	—	—	—	16,105	10.85	100,334
Joseph E. Milliron	5/13/2014	—	—	—	—	—	—	9,247	—	—	100,330
Joseph E. Milliron	12/23/2014	—	—	—	—	—	—	—	125,000	7.61	551,250
Robert S. Muff	5/13/2014	7,228	122,500	245,000	—	—	—	—	—	—	—
Robert S. Muff	5/13/2014	—	—	—	48	4,839	—	—	—	—	52,503
Robert S. Muff	5/13/2014	—	—	—	—	—	—	—	8,427	10.85	52,500
Robert S. Muff	5/13/2014	—	—	—	—	—	—	4,839	—	—	52,503
Robert S. Muff	12/23/2014	—	—	—	—	—	—	—	100,000	7.61	441,000
William F. Fry	5/13/2014	4,956	84,000	168,000	—	—	—	—	—	—	—
William F. Fry	5/13/2014	—	—	—	34	3,441	—	—	—	—	37,335
William F. Fry	5/13/2014	—	—	—	—	—	—	—	5,993	10.85	37,336
William F. Fry	5/13/2014	—	—	—	—	—	—	3,441	—	—	37,335
Charles R. Cox	5/13/2014	16,992	288,000	576,000	—	—	—	—	—	—	—
Charles R. Cox(6)	5/13/2014	—	—	—	125	12,535	—	—	—	—	136,005
Charles R. Cox(6)	5/13/2014	—	—	—	—	—	—	—	21,830	10.85	136,001
Charles R. Cox(6)	5/13/2014	—	—	—	—	—	—	12,535	—	—	136,005
Charles R. Cox(7), (8)	7/30/2014	—	—	—	—	—	—	—	100,000	3.85	—
Charles R. Cox 7)	7/30/2014	—	—	—	—	—	—	—	34,195	4.63	182,259
Charles R. Cox(7)	7/30/2014	—	—	—	—	—	—	—	29,198	6.89	63,943
Charles R. Cox(7)	7/30/2014	—	—	—	—	—	—	—	21,830	10.85	19,865
Charles R. Cox(7)	7/30/2014	—	—	—	—	—	—	77,637	—	—	772,488

(1)
This section shows the possible payouts for performance in fiscal year 2014 under the Company’s annual incentive compensation program, as discussed in the Compensation Discussion and Analysis. As not amounts were earned based upon performance in fiscal year 2014, no amounts are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
Performance-based restricted stock unit grants were issued to key employees in 2014 under the Company’s 1994 Stock Incentive Plan, as amended. The awards granted on May 13, 2014 cliff vest on May 13, 2017, with eligibility for vesting contingent upon achieving a three-year cumulative operating income goal set by the Board of Directors at the time the awards are granted. Actual performance for the 2014 awards will be measured at the end of 2016 at the conclusion of the three-year performance period. All unvested restricted stock units are forfeited if the executive’s employment is terminated, subject to certain exceptions.

(3)
Time-based restricted stock unit grants were issued to key employees in 2014 under the Company’s 1994 Stock Incentive Plan, as amended. The awards granted on May 13, 2014 vest at a rate of 33.3% annually beginning May 15, 2015. All unvested restricted stock units are forfeited if the executive’s employment is terminated, subject to certain exceptions.

(4)
The stock option grants issued to key employees on May 13, 2014 under the Company’s 1994 Stock Incentive Plan, as amended, vest at a rate of 33.3% annually beginning May 15, 2015. The stock option grants issued to Messrs. Milliron and Muff on December 23, 2014 vest 25% per year beginning December 23, 2015. All unvested stock options are forfeited if the executive’s employment is terminated, subject to certain exceptions.

(5)
For a description of the assumptions made in calculation the grant date fair value of the stock awards granted during fiscal 2014 in accordance with FASB ASC Topic 718, see Note 10, Stockholders’ Equity, to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2014. These amounts reflect the accounting value for these awards and do not necessarily correspond to the actual value, if any, that may be received by the Named Executive Officers for these awards.

(6)	The Company subsequently modified these awards on July 30, 2014 in accordance with a retirement agreement with Mr. Cox. See Note (7).

(7)
Represents modifications to Mr. Cox’s outstanding awards on July 30, 2014 in accordance with a retirement agreement between the Company and Mr. Cox. These awards were previously granted on various dates from 2010 to 2014, including the awards granted on May 13, 2014 presented above. Under the terms of the modification, all unvested outstanding equity awards became vested on December 31, 2014 upon Mr. Cox’s retirement. Further, the exercise period of certain of Mr. Cox’s outstanding options was extended to December 31, 2015. The amount in column (l) reflects the cost of the modification as calculated in accordance with ASC 718 based on the Company’s July 30, 2014 closing stock price of $9.95.

(8)
These options were fully vested prior to the modification date. Although the exercise period was extended to December 31, 2015, the effect of this modification resulted in no measurable incremental compensation cost.

Outstanding Equity Awards
The following table sets forth information on the outstanding awards (outstanding stock options and unvested stock awards) held by Named Executive Officers as of December 31, 2014:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
									Equity Incentive Plan Awards
						Number of Shares of Stock or Units That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)(1)
	Number of Securities Underlying			Option Exercise Price ($)(e)	Option Expiration Date (f)
	Unexercised Options (#)
Name (a)	Exercisable (b)	Unexercisable (c)
Joseph E. Milliron	—	—		—	—	15,208	(7)	118,927	22,918	(9)	179,219
	7,125	14,249	(2)	6.89	5/9/2023	—		—	—		—
	—	16,105	(3)	10.85	5/13/2024	—		—	—		—
	—	125,000	(4)	7.61	12/23/2024	—		—	—		—
Robert S. Muff	—	—		—	—	7,224	(7)	56,492	11,330	(9)	88,601
	7,000	7,000	(5)	5.10	3/24/2020	—		—	—		—
	5,000	10,000	(5)	7.08	3/7/2021	—		—	—		—
	2,863	5,725	(2)	6.89	5/9/2023	—		—	—		—
	—	8,427	(3)	10.85	5/13/2024	—		—	—		—
	—	100,000	(4)	7.61	12/23/2024	—		—	—		—
William F. Fry	—	—		—	—	3,441	(8)	26,909	6,404	(9)	50,082
	10,000	10,000	(6)	4.93	10/18/2022	—		—	—		—
	2,226	4,453	(2)	6.89	5/9/2023	—		—	—		—
	—	5,993	(3)	10.85	5/13/2024	—		—	—		—
Charles R. Cox	20,000	—		2.38	3/31/2015	—		—	—		—
	100,000	—		3.85	12/31/2015	—		—	—		—
	34,195	—		4.63	12/31/2015	—		—	—		—
	29,198	—		6.89	12/31/2015	—		—	—		—
	21,830	—		10.85	12/31/2015	—		—	—		—

(1)	Based on the closing price of the Company’s common stock on December 31, 2014, which was $7.82.

(2)	Of the remaining unexercisable option awards, 50% will vest on May 9, 2015 and 50% will vest on May 9, 2016.

(3)	The option awards vest 33.3% annually beginning May 15, 2015.

(4)	The option awards vest 25% annually beginning December 23, 2015.

(5)
The 7,000 unexercisable option awards for Mr. Muff will vest on March 7, 2015. Of the 10,000 unexercisable awards for Mr. Muff, 5,000 will vest on March 7, 2015 and the remaining 5,000 will vest on March 7, 2016.

(6)	Of the remaining unexercisable option awards for Mr. Fry, 5,000 will vest on October 18, 2015 and the remaining 5,000 will vest on October 18, 2016.

(7)
Includes 5,960 and 2,384 restricted stock units for Messrs. Milliron and Muff, respectively, granted in 2012 that will vest on March 2, 2015. The remaining units will vest 33.3% annually beginning May 15, 2015.

(8)	The restricted stock units vest 33.3% annually beginning May 15, 2015.

(9)
Includes 9,247, 4,839, and 3,441 of restricted stock units outstanding that were awarded to Messrs. Milliron, Muff and Fry, respectively, in 2014, which cliff vest on May 13, 2017 if performance targets are achieved (see “Grants of Plan-Based Awards Table,” footnote (2) for a full description of the awards). Also includes 9,482, 3,810 and 2,963 of restricted stock units outstanding that were awarded to Messrs. Milliron, Muff and Fry, respectively, in 2013 which will vest on May 9, 2016 if performance targets are achieved. Also includes 4,189 and 2,681 of restricted stock units outstanding that were awarded to Messrs. Milliron and Muff, respectively, in 2011 for which up to 50% of the total restricted stock units vest on June 14, 2015, and an additional 12.5% vest on each subsequent anniversary date (years 5 through 8 from the grant date) if annual earnings per share targets are achieved. The quantities reflected above are net of 66.7% of the 2013 awards and 75% of the 2011 awards, which were forfeited for failure to achieve the established performance targets for the completed years’ tranches of each of the awards.

The following table sets forth the options exercised and the stock awards vested during 2014 with respect to Named Executive Officers.
OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)		Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)		Value Realized on Vesting ($)(e)
Joseph E. Milliron	—		—	5,960	(2)	70,566
Robert S. Muff	—		—	2,384	(2)	28,227
Charles R. Cox	30,000	(1)	241,200	85,981	(2)	705,914

(1)	Gross number of shares. Net shares acquired after deductions for the exercise price and tax obligations were 16,689.

(2)	Net shares acquired after deductions for tax obligations were 62,412, 4,205 and 1,605 for Messrs. Cox, Milliron and Muff, respectively.

Pension Benefits
The Company does not provide or maintain a defined benefit plan for its Named Executive Officers, nor does the Company have a nonqualified deferred compensation plan for its Named Executive Officers. To assist in their provisions for their retirement years, Named Executive Officers are eligible to participate in the Company’s 401(k) Plan under the same terms and conditions as all other employees of the Company and its subsidiaries.
Potential Payments on Change in Control or Upon Termination
Change in Control

In May and December 2014, the Compensation Committee made the decision to enter into change-in-control agreements with certain of its executives who had not previously entered into change-in-control agreements, including the Named Executive Officers, other than Mr. Milliron (who was already party to a change-in-control agreement effective January 1, 2009). The Compensation Committee considered the change-in-control agreements and determined that they were consistent with the Company’s overall compensation philosophy and would serve to ensure that the Named Executive Officers remain objective, neutral and focused on maximizing shareholder value in the context of a potential change in control of the Company. The terms of each of these agreements are generally consistent and are summarized below.
Under the agreements a “change in control” occurs if, under certain specified circumstances:

(i)
the members of the Board at the time of the execution of the change-in-control agreement cease to constitute a majority of the members of the Board, except to the extent that such new directors were appointed by or recommended by such former directors, as detailed further in the change-in-control agreements;

(ii)
a merger of the Company or one of its affiliates occurs, unless the beneficial owners of the voting securities of the Company immediately prior to such merger own at least 50% of the combined voting power of the Company, the surviving entity, or the parent of the surviving entity immediately after such merger;

(iii)
a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company;

(iv)	subject to certain limited exceptions, a sale, transfer, lease or other disposition of all or substantially all of the Company’s assets is consummated; or

(v)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

If a change in control occurs, Messrs. Cox, Milliron, Muff and Fry would become entitled to accelerated vesting of their equity-based incentive awards (both time-based and performance-based equity awards) and all holding periods with respect to such awards would be deemed satisfied, subject to the terms and conditions of the applicable equity plan or award agreement.
If a change in control occurs and the employment of Messrs. Cox, Milliron, Muff or Fry were to terminate (i) by the Company within the six-month period following a change in control, other than by the Company for cause (as defined in the change-in-control agreements) or a termination due to their death or disability, (ii) within the ninety-day period prior to a change in control for any reason other than by the Company for cause, or (iii) within the thirty-day period after a change in control due to their resignation, then each Named Executive Officer would become entitled to the following (in addition to accrued base salary and vacation pay):

•
a lump sum cash payment equal to 2.99 times the Named Executive Officer’s highest annualized base compensation immediately prior to: the change in control, the first event constituting good reason (as defined in the change-in-control agreements), or the termination of employment (the “highest annualized base compensation”);

•	the undiscounted value of any contributions that the Company would have made to the Company’s 401(k) plan on the Named Executive Officer’s behalf for the three years following the termination date;

•	three years’ welfare benefits continuation for the Named Executive Officer and his dependents;

•
a lump sum cash payment in an amount equal to the cost of the Named Executive Officer’s perquisites in effect prior to the termination of employment for the remainder of the calendar year in which the termination of employment occurs and an additional three calendar years thereafter; and

•	benefits under any post-retirement health care insurance plans then in effect to which they would have become entitled had their employment continued for a period of three more years.

The change-in-control agreements are designed to minimize potential exposure to the excise tax under Section 4999 of the Internal Revenue Code. Specifically, the Named Executive Officers are required to reasonably cooperate with the Company in good faith to achieve a mutually acceptable methodology for minimizing the excise tax or any similar tax payable under applicable law, they will be reimbursed by the Company such that they are placed in the same economic position they would have been in had no excise tax been imposed. In addition, the Company will reimburse the Named Executive Officers’ legal fees, including any taxes thereon, to the extent that the Named Executive Officers incur such legal fees in disputing in good faith any issue relating to their termination of employment, in seeking in good faith to obtain or enforce any benefit or right provided under the change-in-control agreements, or in connection with any tax audit or proceeding related to any payment under the change-in-control agreements and attributable to the excise tax.
As Mr. Cox retired on December 31, 2014, his change-in-control agreement will terminate on April 1, 2015 unless a change in control occurs prior to that date. If a change in control did occur prior to April 1, 2015, Mr. Cox would become entitled to the payments and benefits under the change-in-control agreement. However, in such case, Mr. Cox would no longer be entitled to receive any of the cash payments under the retirement agreement. See “Compensation Discussion and Analysis—Retirement Agreement with Charles R. Cox” for additional information. At this time, the Company believes it is unlikely that the Mr. Cox will receive any payment under his change-in-control agreement.
The following table shows the amounts (in dollars) that would be payable under the change-in-control agreements if a post-change in control qualifying termination of employment occurred at December 31, 2014:

Name	Total Value as a Multiple of Annualized Base Salary ($)	Undiscounted Company 401(k) Match ($)	Provision for Accident & Health Insurance Benefits ($)(5)	Rights to Post Retirement Health Care ($) (2)	Value of Unexercisable Options ($) (3)	Value of Restricted Stock Awards that would Vest ($)(4)	Gross Up for Excise Taxes ($)	Total ($) Compensation
Joseph E. Milliron	1,285,700	31,800	23,562	—	39,502	298,148	—	1,678,712
Robert S. Muff	1,039,600	31,800	32,067	—	26,325	145,085	—	1,274,877
William F. Fry	806,150	31,800	32,067	—	33,041	76,991	—	980,049
Charles R. Cox (1)	1,435,200	31,800	57,673	—	18,103	401,915	—	1,944,691

(1)
Mr. Cox retired from the Company on December 31, 2014. For purposes of illustrating solely the terms of the change-in-control agreement, the above presentation shows amounts that would have been payable to Mr. Cox on December 31, 2014 without adjustment to reflect his retirement or the retirement agreement between Mr. Cox and Company. Specifically, no adjustment was made to remove the value of options and restricted stock that already became vested on December 31, 2014 pursuant to the provisions of the retirement agreement.

(2)	Retiree pays 100% of the cost of benefit.

(3)	Calculated as the difference between the closing price of the Company’s common stock on December 31, 2014, which was $7.82, and the various exercise prices of the options.

(4)	Calculated using the closing price of the Company’s common stock on December 31, 2014, which was $7.82.

(5)
Pursuant to the change-in-control agreements, includes only employer contributions related to such benefits at the levels provided to the applicable Named Executive Officers as of the date of termination and assuming no increase in the cost of coverage.

Termination Compensation Not In Connection with a Change in Control
As discussed in “Compensation Discussion and Analysis—Retirement Agreement with Charles R. Cox,” in July 2014 the Company and Mr. Cox entered into an agreement associated with his planned retirement, providing cash compensation and accelerated vesting of outstanding equity awards in exchange for his satisfaction of certain obligations and commitments. Otherwise, the Company does not have employment contracts or agreements with its Named Executive Officers. In the event of termination for whatever reason, other than related to a change in control of the Company as discussed above, such individuals would be entitled to participate in the same post-termination benefits and subject to the same conditions as all other employees of the Company and its subsidiaries.
Compensation of Non-Employee Directors
The Board of Directors provides compensation plans to its non-employee directors to attract and retain qualified individuals to serve on the Company’s Board of Directors. Each non-employee director is paid an annual cash retainer fee for service on the Board as well as all Committees, and receives periodic equity-based awards. The Board of Directors provides a mix of cash and periodic equity-based awards to more closely align their interests with the stockholders.
The table below sets forth the compensation the Company paid to its non-employee directors for service during 2014.
DIRECTOR COMPENSATION TABLE

Name (a)	Earned or Paid in Cash ($)(b)(1)	Stock Awards ($)(c)(2)	Total ($)(h)
Sangwoo Ahn	100,000	92,640	192,640
Kathleen G. Cochran	18,750	103,200	121,950
Kevin R. Jost	75,000	92,640	167,640
Ralph Patitucci	75,000	92,640	167,640

(1)	The fee shown in column (b) above includes compensation for service earned and accrued in 2014 on the Board and all Committees.

(2)
The amounts shown in column (c) represent the grant date fair value of the awards in accordance with FASB ASC Topic 718, using the assumptions described in Note 10, Stockholders’ Equity, to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2014. At December 31, 2014, Messrs. Ahn, Jost and Patitucci each had 28,000 shares of unvested stock awards, while Ms. Cochran had 10,000 unvested shares.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Board of Directors of the Company, which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Pubic Company Accounting Oversight Board.
In this context, the Audit Committee hereby reports as follows:

1)
The Audit Committee has reviewed and discussed the financial statements as of and for the year ended December 31, 2014 with management and BDO USA, LLP, the Company’s independent registered public accounting firm.

2)
The Audit Committee has reviewed and discussed with the Company’s management, as well as BDO USA, LLP, management’s assessment and BDO USA, LLP’s opinion that the Company maintained effective internal control over financial reporting as of December 31, 2014.

3)	The Audit Committee has discussed with the independent accountants the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees.”

4)
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

5)
Based on the review and discussion referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the fiscal year ended December 31, 2014, for filing with the SEC.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.
Members of the Audit Committee
Sangwoo Ahn, Chairman
Kathleen G. Cochran
Kevin R. Jost
Ralph Patitucci

Dated: [ ], 2015

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015, and the Board of Directors recommends that the stockholders ratify such appointment at the Annual Meeting.
BDO has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of registered public accounting firm by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. A representative of BDO will be present at this year’s Annual Meeting of Stockholders. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
In the event the stockholders fail to ratify the selection of BDO, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify this proposal. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of the independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

UHY LLP (“UHY”) served as the independent registered public accounting firm of Furmanite Corporation (the “Company”) to audit the financial statements and internal control over financial reporting of the Company for the fiscal years ended December 31, 2013 and 2012. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) selected UHY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, which was ratified by shareholders in May 2014. On December 1, 2014, UHY informed the Company that effective on that date, its Texas practice had been acquired by BDO. As a result of this transaction, on December 1, 2014, UHY resigned as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The audit reports of UHY on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and these statements were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through December 1, 2014, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of UHY, would have caused UHY to make reference thereto in its reports on the financial statements for such periods. During this time, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

As a result of the transaction discussed above, the Audit Committee appointed BDO as the successor independent registered public accounting firm on December 3, 2014. Prior to such appointment, the Company had not consulted with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K. BDO has advised the Company that it will have in attendance at the [ ] Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. The representative of the firm will be afforded an opportunity to make a statement if he or she wishes to do so.
The following table sets forth the aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firms, BDO and UHY, for 2014 and 2013:

	Years Ended December 31,
	2014	2013
BDO USA, LLP
Audit Fees (1)	$344,094	$—
Audit-related Fees (2)	—	—
Tax Fees	—	—
All Other Fees (3)	—	—
Total	$344,094	$—
UHY LLP
Audit Fees (1)	$274,380	$514,695
Audit-related Fees (2)	26,810	59,133
Tax Fees	—	—
All Other Fees (3)	3,430	3,469
Total	$304,620	$577,297

(1)
Fees for the audit of the Company’s annual financial statements, including fees related to the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the Company’s independent registered public accounting firms in connection with statutory and regulatory filings or engagements for the fiscal year shown.

(2)	Fees for acquisition due diligence and employee benefit plan audits.

(3)	Consists of an accounting research tool subscription fee.

The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firms. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the SEC rules requiring pre-approval of audit and non-audit services, 100% of the services identified in the preceding table were pre-approved by the Audit Committee.
The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2014 was compatible with maintaining the independent registered public accounting firms’ independence.
Company Policies Regarding Related Party Transactions
Furmanite does not have a written approval policy for transactions between the Company and its executive officers and directors. However, any proposed related transactions must be approved in accordance with both applicable law and applicable NYSE rules. For approval, a committee of independent directors of the Board must approve any transaction that requires disclosure in the Company’s proxy statement pursuant to Item 404 of Regulation S-K.
A related party is defined as any person who is, or was at any time during the most recently completed fiscal year, a director or executive officer of the Company; a nominee for director; or an immediate family member of a director or executive officer of the Company or director nominee; or any person who, at the time the transaction in which such person had a direct or indirect material interest occurred or existed, either beneficially owned five percent (5%) or more of the outstanding stock of a class of equity of the Company or was an immediate family member of such security holder. A transaction is defined by the Company as, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.
For the past fiscal year, no related party has any direct or indirect material interest in any transaction(s) or series of similar transactions to which the Company was or is to be a participant where the amount involved exceeded $120,000.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2014, about the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options,Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (1)
	1,187,830	$6.85	2,994,996
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,187,830	$6.85	2,994,996

(1)	All information pertains to the Furmanite Corporation Stock Incentive Plan.

OTHER MATTERS
At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the 2015 Annual Meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of Furmanite’s 2014 Annual Report is available, without charge, on the Internet at www.furmanite.com or upon written request to the Investor Relations Department, Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.
The preparation and delivery costs of the Notice and Proxy Statement will be paid by the Company.
Householding of Proxies
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.
Once you have received notice from your broker or the Company, that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and proxy statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.
You may request to receive at any time a separate copy of our annual report or proxy statement by sending a written request to Investor Relations Department, Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042 or by telephoning (713) 634-7777. A separate copy of the requested materials will be sent promptly following receipt of your request.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
Any proposals of holders of common stock intended to be presented at the Company’s 2016 Annual Meeting of Stockholders must be received by the Company, addressed to the Secretary, Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042, no later than [ ] to be included in the Proxy Statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Company’s proxy materials in accordance with the applicable requirements.
Under the Nominating and Governance Committee charter, a stockholder may nominate one or more persons for election as directors at any annual meeting of stockholders, provided, that any such recommendation is submitted in writing to the Secretary of the Company. Any such recommendation must be received by [ ] and be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee himself affirming that he or she will agree to serve as a director of the Company if elected. In addition, any recommendation must comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder, and all other policies and procedures of the Company related to such matters. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person not made in compliance with these requirements.
Proxies for Furmanite’s Annual Meeting of Stockholders to be held in the year 2016 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives written notice, addressed to the Company’s Secretary no later than [ ], that the matter will be presented at the meeting and (ii) the Company fails to include in its proxy statement the meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.
By Order of the Board of Directors,
Joseph E. Milliron
Chief Executive Officer, President and Director
Dated: [ ], 2015

ANNEX A
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables set forth the name and business address of our directors and nominees and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2015 Annual Meeting of stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal One of this Proxy Statement titled “Election of Directors.” The name of the directors and nominees are set forth below and the business addresses for all of the directors and nominees is c/o Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

Name
Sangwoo Ahn
Kathleen G. Cochran
Kevin R. Jost
Joseph E. Milliron
Ralph Patitucci

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company and the business address for each person is c/o Furmanite Corporation, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

Name	Title
William F. Fry	General Counsel and Secretary
Joseph E. Milliron	Chief Executive Officer and President
Robert S. Muff	Chief Financial Officer and Chief Administrative Officer

Information Regarding Ownership of Company Securities by Participants

The number of shares of Furmanite common stock held by our directors and named executive officers as of [ ], 2015 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

Information Regarding Transactions in Furmanite Securities by Participants

The following table sets forth information regarding purchases and sales of Furmanite securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans, and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (2/27/13-2/27/15)

Name	Date	# Shares	Transaction Description
Sangwoo Ahn	3/7/2013	10,000	Acquisition-award of restricted stock
	3/6/2014	8,000	Acquisition-award of restricted stock
	8/1/2014	30,000	Acquisition-stock option exercise
	11/5/2014	5,000	Acquisition-open market purchase
Kathleen G. Cochran	7/22/2014	10,000	Acquisition-award of restricted stock
	11/6/2014	5,000	Acquisition-open market purchase
William F. Fry	11/14/2014	5,000	Acquisition-open market purchase
Kevin R. Jost	3/7/2013	10,000	Acquisition-award of restricted stock
	3/6/2014	8,000	Acquisition-award of restricted stock
	11/4/2014	2,500	Acquisition-open market purchase (through revocable living trust)
	11/4/2014	2,500	Acquisition-open market purchase (through revocable living trust of spouse)
	11/7/2014	3,400	Acquisition-open market purchase (through revocable living trust)
Joseph E. Milliron	3/2/2013	5,961	Acquisition-vesting of restricted stock units
	11/19/2013	80,000	Acquisition-stock option exercise
	11/19/2013	(49,276)	Disposition-surrender of shares for exercise price and tax withholding
	12/10/2013	20,000	Acquisition-stock option exercise
	12/10/2013	(12,312)	Disposition-surrender of shares for exercise price and tax withholding
	12/10/2013	(250)	Disposition-gift
	3/2/2014	5,960	Acquisition-vesting of restricted stock units
	3/2/2014	(1,755)	Disposition-surrender of shares for tax withholding
	11/20/2014	21,930	Acquisition-open market purchase
	12/23/2014	(250)	Disposition-gift
Robert S. Muff	3/2/2013	2,384	Acquisition-vesting of restricted stock units
	3/2/2013	(779)	Disposition-surrender of shares for tax withholding
	11/21/2013	21,000	Acquisition-stock option exercise
	11/21/2013	10,000	Acquisition-stock option exercise
	11/21/2013	(20,303)	Disposition-surrender of shares for exercise price and tax withholding
	3/2/2014	2,384	Acquisition-vesting of restricted stock units
	3/2/2014	(779)	Disposition-surrender of shares for tax withholding
	11/17/2014	4,855	Acquisition-open market purchase
Ralph Patitucci	3/7/2013	10,000	Acquisition-award of restricted stock
	3/6/2014	8,000	Acquisition-award of restricted stock

Miscellaneous Information Regarding Participants
Except as described in the proxy statement or this Annex A, to the Company’s knowledge: none of the Participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries or (ii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in Annex A or this proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 [toll free]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to MacKenzie Partners, Inc. 105 Madison Avenue - 17th Floor, New York, New York 10016

FURMANITE CORPORATION 10370 RICHMOND AVE. SUITE 600 HOUSTON, TX 77042

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
[GOLD PROXY CARD]

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	0	0	0
1. Election of Directors
Nominees:

01 Sangwoo Ahn	02 Kathleen G. Cochran	03 Kevin R. Jost	04 Joseph E. Milliron
05 Ralph Patitucci

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Advisory approval of the compensation of the Company’s Named Executive Officers.	0	0	0
3. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	0	0	0

For address changes/ comments, mark here. (see reverse for instructions)	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

[GOLD PROXY CARD]
FURMANITE CORPORATION
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
[ ], 2015 at 9:30 a.m. CDT
The stockholder(s) hereby appoint(s) Robert S. Muff and [ ], as proxies, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Furmanite Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Central Time on [ ], 2015, at [ ], and any adjournment or postponement thereof and, in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.
Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side